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                                                                    EXHIBIT 99.4

                            FOR:         PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                            CONTACT:     JOE M. GUERRA
                                         CHIEF FINANCIAL OFFICER
                                         PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                                         (210) 804-4726

FOR IMMEDIATE RELEASE

    PLAY-BY-PLAY TOYS & NOVELTIES, INC. RECEIVES NOTIFICATION OF DELISTING FROM
                       NASDAQ LISTING QUALIFICATIONS PANEL

SAN ANTONIO, TX, MAY 2, 2001-- PLAY-BY-PLAY TOYS & NOVELTIES, INC. (NASDAQ:
PBYP) today announced that on May 1, 2001, it received a Nasdaq Staff Determination indicating the Company's securities will be delisted from The Nasdaq National Stock Market, but will be eligible to trade on the OTC Bulletin Board effective with the open of business on May 2, 2001.

The Company previously announced on March 1, 2001, that it had received a Nasdaq Staff Determination indicating the Company no longer complied with the continued listing requirements of The Nasdaq Stock Market, and that its securities were therefore, subject to being delisted from the Nasdaq National Market. Specifically, the Company did not meet the continued listing requirements of Nasdaq Marketplace Rule 4450(a)(5), as the Company's stock had failed to maintain a minimum bid price of $1.00 per share for the required 30 consecutive days. Furthermore, the Company's common stock failed to maintain a minimum market value of public float of $5 million for 30 consecutive days as required by Marketplace Rule 4450(a)(2). The Company exercised its right to appeal the Staff Determination and requested a hearing before a Nasdaq Listing Qualifications Panel. The hearing occurred on April 5, 2001 and yesterday's Nasdaq Staff Determination was the culmination of this hearing.

The Nasdaq Listing and Hearing Review Council (the "Listing Council") may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review this decision, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Company will be immediately notified in the event the Listing Council determines that this matter will be called for review.
The Company may also request that the Listing Council review this decision. The request for review must be made in writing and received within 15 days from the date of this decision. The institution of a review, whether by way of the Company's request, or on the initiative of the Listing Council, will not operate as a stay of this decision. The Company has not made a determination whether to request a review of the decision.

Play-By-Play Toys & Novelties, Inc. designs, develops, markets and distributes a broad line of quality stuffed toys, novelties and consumer electronics based on its licenses for popular children's entertainment characters, professional sports team logos and corporate trademarks. The Company also designs, develops and distributes electronic toys and non-licensed stuffed toys, and markets and distributes a broad line of non-licensed novelty items. Play-By-Play has license agreements with major corporations engaged in the children's entertainment character business, including Warner Bros., Paws, Incorporated, Nintendo, and many others, for properties such as Looney Tunes-TM-, Batman-TM-, Superman-TM-, Garfield-TM- and Pokemon-TM-.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, WITHOUT LIMITATION, RISKS ASSOCIATED WITH THE COMPANY'S LIQUIDITY AND CAPITAL RESOURCES, RELATIONSHIPS WITH LICENSORS, COMPETITIVE AND ECONOMIC FACTORS, PRICE CHANGES BY COMPETITORS, ABILITY TO MANAGE GROWTH, ABILITY TO SOURCE PRODUCTS, INTERNATIONAL TRADE RELATIONS, MANAGEMENT OF QUARTER TO QUARTER RESULTS, INCREASE IN COSTS OF RAW MATERIALS, TIMING OF TECHNOLOGICAL ADVANCES BY THE COMPANY AND ITS COMPETITORS, LACK OF ACCEPTANCE BY CONSUMERS OF NEW PRODUCTS, AND THE OTHER FACTORS DISCUSSED IN THE "RISK FACTORS" SECTION OF THE COMPANY'S FORM 10-K DATED JULY 31, 2000. UPDATED INFORMATION WILL BE PERIODICALLY PROVIDED BY THE COMPANY AS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934.



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